Exhibit 99.1

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard Liberty Property Trust 610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
FOURTH QUARTER AND FULL YEAR RESULTS
Malvern, PA, February 2, 2009 — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.53 per share for the quarter ended December 31, 2008 compared to $0.39 per share for the quarter ended December 31, 2007, and $1.62 per common share for the full year 2008 compared with $1.80 per share for 2007.
Funds from operations available to common shareholders (diluted) (“FFO”) for the fourth quarter of 2008 was $0.80 per share, compared to $0.79 per share for the fourth quarter of 2007. For the year ended December 31, 2008, FFO per share was $3.20, compared to $3.18 per share for 2007. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
Fourth quarter FFO was impacted by the following items:
•	Termination fees of $0.7 million, or approximately $.01 per share

•	Impairment charges of $3.1 million or approximately ($.03) per share

•	Discount in conjunction with the repurchase of Liberty senior notes: $2.5 million or approximately $.02 per share

•	Approximately $.02 in forfeited buyer deposits related to the cancelled sale of land
“Liberty’s performance in the fourth quarter, and into the beginning of 2009, demonstrates the resiliency of our business model and positive effect of bracing for the economic storm early. Despite the weakening economy, we have maintained occupancy, increased leasing in the development pipeline, and executed adroitly in the capital markets,” said Bill Hankowsky, chairman and chief executive officer. “We are also seeing the benefits of our business model in increased tenant attraction and retention, as tenants place even greater value on the stability and commitment of customer-centric landlords.”
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Liberty Property Trust
Fourth Quarter 2008 Earnings -2-
Portfolio Performance
Leasing: At December 31, 2008, Liberty’s in-service portfolio of 76.9 million square feet was 91.3% occupied, compared to 92.0% at the end of the third quarter. During the quarter, Liberty completed lease transactions totaling 5.8 million square feet of space.
Same Store Performance: Property level operating income for same store properties decreased by 0.7% on a cash basis and increased by 0.2% on a straight line basis for the fourth quarter of 2008 compared to the same quarter in 2007 and decreased by 0.2% on a cash basis and 0.6% on a straight line basis for the full year 2008 compared to 2007.
Real Estate Investments
Development: During the fourth quarter, Liberty brought into service four development properties totaling 1.1 million square feet for a total investment of $84.9 million. At quarter-end the properties were 16.1% leased. The current yield on the investments is 3.0%, and the projected stabilized yield is 8.0%.
Also during the fourth quarter, Liberty began development of a 72,000 square foot, build-to-suit expansion of an existing office property in Minnesota for a projected investment of $13.2 million; and a joint venture in which Liberty holds a 50% interest began construction of a 500,000 square foot distribution center in Orlando, Florida. This property is 100% pre-leased, with a projected investment of $24.2 million.
As of December 31, 2008, Liberty had 4.5 million square feet of wholly-owned and joint venture properties under development. This activity represents a total projected investment of $560.0 million, with an expected yield of 7.9%. The properties were 55.5% leased at year-end.
Acquisitions: Liberty acquired no properties during the fourth quarter.
Dispositions: During the fourth quarter, Liberty sold five properties containing 306,000 square feet, and 14 acres of land for $40.8 million.
Capital Activities and Balance Sheet Management
Common Share Sales: On October 8, Liberty closed on the sale of 4.75 million common shares. Net proceeds from the offering were $149.5 million. In December, Liberty commenced the sale of common shares pursuant to a continuous equity offering program. Through December 31, 2008, the company sold 495,000 shares as part of this program. Net proceeds from the offering were $10.8 million. Proceeds from these offerings were used to repay borrowings under Liberty’s unsecured credit facility and for general corporate purposes.
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Liberty Property Trust
Fourth Quarter 2008 Earnings -3-
Senior Note Repurchases: During the fourth quarter of 2008, Liberty purchased $23.4 million of its August 2010 Senior Notes. These notes were purchased at a $2.5 million (approximately $.02 per share) discount. This discount is included in FFO as a debt extinguishment gain as noted above.
Dividend Adjustment: The quarterly dividend was decreased from $0.625 for the October 2008 dividend to $0.475 for the January 2009 dividend.
Subsequent Events
To date in 2009, Liberty has sold six properties totaling 301,000 square feet, for $34.8 million and has raised $22 million from its continuous equity offering program.
2009 Guidance
Liberty affirms its previously-announced guidance range for 2009 funds from operations of $3.00 — $3.20 per share. A reconciliation of FFO to GAAP net income is below:

	2009 Range
	Low	High
Projected net income per share	$1.24	$1.44
Depreciation and amortization of unconsolidated joint ventures	0.16	0.18
Depreciation and amortization	1.78	1.81
Gain on property dispositions	(0.10)	(0.15)
Minority interest share of addbacks	(0.08)	(0.08)

Projected funds from operations per share	$3.00	$3.20
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 77 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,000 tenants.
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Liberty Property Trust
Fourth Quarter 2008 Earnings -4-
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
Liberty will host a conference call during which management will discuss fourth quarter results, on Tuesday, February 3, 2009, at 1:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 82309390. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
December 31, 2008
(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
	(Unaudited)
Operating Revenue
Rental	$131,919	$130,062	$520,301	$480,107
Operating expense reimbursement	57,283	55,074	228,219	206,724

Total operating revenue	189,202	185,136	748,520	686,831

Operating Expenses
Rental property	40,099	38,576	152,786	143,646
Real estate taxes	20,325	19,503	86,320	72,563
General and administrative	14,157	15,260	54,378	54,249
Depreciation and amortization	42,775	43,759	173,097	155,616

Total operating expenses	117,356	117,098	466,581	426,074

Operating Income	71,846	68,038	281,939	260,757

Other Income/Expense
Interest and other	4,069	3,895	13,508	11,727
Debt extinguishment gain	2,521	—	2,521	—
Interest	(38,712)	(39,433)	(155,675)	(127,058)

Total other income/expense	(32,122)	(35,538)	(139,646)	(115,331)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	39,724	32,500	142,293	145,426
Gain (loss) on property dispositions	8,633	(176)	10,572	1,463
Income taxes	(273)	201	(1,645)	709
Minority interest	(7,171)	(6,447)	(27,062)	(23,598)
Equity in earnings of unconsolidated joint ventures	948	(1,252)	2,805	(226)

Income from continuing operations	41,861	24,826	126,963	123,774

Discontinued operations of net minority interest (including net gain on property dispositions of $9,244 and $25,032 for the quarters ended December 31, 2007 and 2006 dispositions of $9,884 and $9,233 for the quarters ended December 31, 2008 and 2007 and $23,519 and $33,611 for the years ended December 31, 2008 and 2007)	9,937	10,706	24,979	41,057

Net Income	$51,798	$35,532	$151,942	$164,831

Basic income per common share
Continuing operations	$0.43	$0.27	$1.35	$1.36

Discontinued operations	$0.10	$0.12	$0.27	$0.45

Total basic income per common share	$0.53	$0.39	$1.62	$1.81

Diluted income per common share	$0.43	$0.27	$1.35	$1.35

Continuing operations
Discontinued operations	$0.10	$0.12	$0.27	$0.45

Total diluted income per common share	$0.53	$0.39	$1.62	$1.80

Weighted average shares
Basic	97,493	91,206	93,624	91,185

Diluted	97,493	91,495	93,804	91,803

Liberty Property Trust
Statement of Funds From Operations
December 31, 2008
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year Ended
	December 31, 2008		December 31, 2007		December 31, 2008		December 31, 2007
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share
Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$51,798	$0.53	$35,532	$0.39	$151,942	$1.62	$164,831	$1.81

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,027		3,675		16,235		6,494
Depreciation and amortization	42,597		44,129		173,400		162,833
Gain on property dispositions	(19,662)		(9,260)		(34,336)		(36,498)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(1,068)		(1,688)		(6,606)		(5,820)

Funds from operations available to common shareholders — basic	$77,692	$0.80	$72,388	$0.79	$300,635	$3.21	$291,840	$3.20

Reconciliation of net income to FFO — diluted: Diluted — income available to common shareholders	$51,798	$0.53	$35,532	$0.39	$151,942	$1.62	$164,831	$1.80

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,027		3,675		16,235		6,494
Depreciation and amortization	42,597		44,129		173,400		162,833
Gain on property dispositions	(19,662)		(9,260)		(34,336)		(36,498)
Minority interest excluding preferred unit distributions	2,143		1,629		6,669		7,556

Funds from operations available to common shareholders — diluted	$80,903	$0.80	$75,705	$0.79	$313,910	$3.20	$305,216	$3.18

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	97,493		91,206		93,624		91,185
Dilutive shares for long term compensation plans	—		289		180		618

Diluted shares for net income calculations	97,493		91,495		93,804		91,803
Weighted average common units	4,189		4,190		4,190		4,190

Diluted shares for funds from operations calculations	101,682		95,685		97,994		95,993

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
December 31, 2008
(In thousands, except share amounts)

	December 31, 2008	December 31, 2007
Assets
Real estate:
Land and land improvements	$813,397	$792,991
Building and improvements	4,261,770	4,408,309
Less: accumulated depreciation	(982,114)	(858,671)

Operating real estate	4,093,053	4,342,629

Development in progress	245,463	316,985
Land held for development	209,551	247,124

Net real estate	4,548,067	4,906,738

Cash and cash equivalents	15,794	37,989
Restricted cash	39,726	34,567
Accounts receivable	12,985	15,908
Deferred rent receivable	85,352	79,720
Deferred financing and leasing costs, net of accumulated amortization (2008, $140,345; 2007, $119,210)	134,029	144,295
Investment in unconsolidated joint ventures	251,520	278,383
Assets held for sale	33,662	36,908
Prepaid expenses and other assets	97,549	109,429

Total assets	$5,218,684	$5,643,937

Liabilities
Mortgage loans	$198,560	$243,169
Unsecured notes	2,131,607	2,155,000
Credit facility	260,000	622,960
Accounts payable	32,481	44,666
Accrued interest	36,474	39,725
Dividend and distributions payable	48,858	59,849
Other liabilities	184,198	268,926

Total liabilities	2,892,178	3,434,295

Minority interest	369,771	372,621

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 100,034,404 (includes 1,249,909 in treasury) and 92,817,879 (includes 1,249,909 in treasury) shares issued and outstanding as of December 31, 2008 and December 31, 2007, respectively	101	93
Additional paid-in capital	2,199,684	1,984,141
Accumulated other comprehensive income	(5,378)	21,378
Distributions in excess of net income	(185,721)	(116,640)
Common shares in treasury, at cost, 1,249,909 shares as of December 31, 2008 and December 31, 2007	(51,951)	(51,951)

Total shareholders’ equity	1,956,735	1,837,021

Total liabilities & shareholders’ equity	$5,218,684	$5,643,937